UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________
FORM 8-K

____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2015 (September 29, 2015)

______________________________
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

______________________________

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, Mary G. Berner, age 56, was appointed to succeed Mr. Lewis Dickey as Chief Executive Officer of Cumulus Media Inc. (the "Company"), effective upon the commencement of her employment on October 13, 2015.

Ms. Berner has served on the Company’s board of directors (the “Board”) since May 2015. Prior to becoming the Company’s Chief Executive Officer, Ms. Berner has been the President and Chief Executive Officer of MPA, The Association of Magazine Media, which is the industry association for multi-platform magazine media companies. She held this position since September 2012. Prior thereto, she was the President and Chief Executive Officer of Reader’s Digest Association, a global media and direct marketing company, a position she held since March 2007. Prior to her positions at Reader’s Digest Association, Ms. Berner had served as Chief Executive Officer of Fairchild Publications, and held senior executive roles at News Corporation, Advance Magazine Group and Lang Communications, where she led several of the largest consumer and B2B magazine media brands in the United States.

On September 29, 2015, the Company announced that, effective upon the commencement of Ms. Berner’s employment, Mr. Lewis Dickey will no longer serve as the Company’s President and Chief Executive Officer. Mr. Lewis Dickey will concurrently be appointed Vice Chairman of the Board. In connection with the foregoing, Mr. Lewis Dickey will receive the benefits set forth in Section 6(c) of the Employment Agreement dated as of November 29, 2011, as amended by the First Amendment to Employment Agreement dated as of April 28, 2015, between the Company and Mr. Lewis Dickey.

A copy of the Company’s press release announcing the management changes described above is filed herewith as Exhibit 99.1.

As of September 29, 2015, Mr. John Dickey will no longer serve as the Company’s Executive Vice President of Content and Programming. In connection with the foregoing, Mr. John Dickey will receive the benefits set forth in Section 6(c) of the Employment Agreement dated as of November 29, 2011, as amended by the First Amendment to Employment Agreement dated as of September 4, 2014, between the Company and Mr. John Dickey. In addition, Mr. John Dickey will receive a cash payment from the Company of $10,000.

On September 29, 2015, the Company entered into an employment agreement with Ms. Berner. The agreement has an initial term of three years and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. Pursuant to the agreement, Ms. Berner is entitled to receive an annual base salary of $1,450,000, effective as of the commencement of Ms. Berner’s employment, and subject to increase from time to time by the Board.

The agreement also provides that Ms. Berner will be eligible for an annual cash bonus beginning in 2016 based upon achievement of annual performance goals for Ms. Berner and/or the Company, as determined by the Board’s compensation committee each year. The annual cash bonus will be calculated as a percentage of Ms. Berner’s base salary, with a target award opportunity of 100% of Ms. Berner’s base salary and a maximum award opportunity of 150% of Ms. Berner’s base salary. Ms. Berner will be eligible to receive a cash bonus for her services provided in 2015 in an amount to be determined by the Board’s compensation committee following consultation with Ms. Berner. Notwithstanding these target and maximum award opportunities, beginning in 2016, the Board’s compensation committee may adjust upward the target and maximum award opportunities for Ms. Berner for each year.

Ms. Berner will also receive a one-time, cash lump sum signing bonus of $1,000,000 from the Company, which will be paid within 30 days following the commencement of Ms. Berner’s employment. In addition, the agreement provides that Ms. Berner will receive an initial grant of options to purchase 4,000,000 shares of the Company’s Class A common stock at an exercise price equal to not less than fair market value, subject to vesting and exercise conditions to be contained in the award agreement pertaining to such grant. Options to purchase 2,000,000 shares (i.e., 50% of this initial grant) will be subject to performance conditions based upon the trading price of the Company’s Class A common stock achieving price hurdles established in the award agreement in respect of the initial grant.

The agreement further provides that in the event the Company terminates Ms. Berner’s employment without “cause” (including the Company notifying Ms. Berner of the Company’s intent to not renew such agreement) or if Ms. Berner terminates her employment for “good reason” (as these terms are defined in the agreement) during the term of the agreement, Ms. Berner will be entitled to the following:

•	an amount equal to a multiple (the “severance multiplier”) of the sum of Ms. Berner’s annual base salary and target bonus award opportunity then in effect. The severance multiplier is 1.5;

•
a lump-sum payment equal to the pro rata amount of the annual bonus Ms. Berner would have received if she had remained employed by the Company through the last day of the calendar year of termination, based on actual performance through the applicable performance period;

•
unless otherwise agreed by the parties, immediate vesting of 50% of any equity awards that are unvested on the date of termination, subject to any performance conditions or restrictions on exercise contained in the applicable award agreements, with the remaining 50% of such awards being forfeited; provided, however, that if such termination occurs during the six-month period immediately preceding a change in control (as defined in the agreement), then 100% of any unvested equity awards will become fully vested and exercisable, with any performance conditions or restrictions on exercise deemed satisfied, upon the consummation of the change in control; and

•	continued participation by Ms. Berner and her dependents in the Company’s medical, dental, vision and hospitalization plans for 12 months.

In the event that the Company terminates Ms. Berner’s employment without cause or Ms. Berner terminates her employment for good reason within 12 months following a change in control, Ms. Berner will be entitled to the same payments and benefits as described above, except the severance multiplier will be 2.5 (if such termination occurs within the first three years of Ms. Berner’s employment) or 2.0 (if such termination occurs after the first three years of Ms. Berner’s employment) and 100% of Ms. Berner’s equity awards will vest immediately and become exercisable, with any performance conditions or restrictions on exercise deemed satisfied.

The agreement further provides that if Ms. Berner is terminated with cause or she terminates her employment without good reason, then the Company is only obligated to pay Ms. Berner any base salary, bonus payments for any completed fiscal year and unreimbursed expenses that were accrued, but unpaid, through the date of termination or resignation (the “Accrued Benefits”). If Ms. Berner’s employment is terminated due to death or disability, Ms. Berner is entitled to a pro rata amount of the annual bonus Ms. Berner would have received if she had remained employed by the Company through the last day of the calendar year of termination, based on actual performance through the applicable performance period, in addition to the Accrued Benefits.

In the event of a termination by the Company without cause, a termination by Ms. Berner for good reason, or a termination by reason of Ms. Berner’s death or disability, the Company will not be obligated to pay to Ms. Berner any amounts other than the Accrued Benefits unless Ms. Berner (or her representative) executes in favor of the Company a general release of any claims against the Company.

In addition, payments and benefits under the employment agreement in the event of a termination by the Company without cause or a termination by Ms. Berner for good reason are subject to compliance by Ms. Berner with the confidentiality, non-competition and non-solicitation covenants in the agreement.

The foregoing description of the employment agreement is qualified in its entirety by reference to the Form of Employment Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

On September 29, 2015, the Company amended certain Stock Option Award Certificates issued to Lewis W. Dickey, Jr. in respect of option grants made to him on December 30, 2008 under the Company’s 2008 Equity Incentive Plan (the “Award Certificates Amendment”). The Award Certificates Amendment corrected a scrivener’s error in the First Amendment to Employment Agreement dated as of April 28, 2015, by and between the Company and Mr. Lewis Dickey, which caused a similar amendment to apply only to options issued to Mr. Lewis Dickey under the Company’s 2011 Equity Incentive Plan. The Award Certificates Amendment revises the terms of the options granted to Mr. Lewis Dickey on December 30, 2008 such that, following a termination other than upon disability, death or a Termination for Cause (as defined under the Stock Option Award Certificates), Mr. Lewis Dickey may exercise the options at any time prior to expiration on December 30, 2018. The Stock Option Award Certificates previously provided a 90-day post-employment exercise period in the event of such termination.

On September 29, 2015, the Company entered into an Option Cancellation Agreement with John W. Dickey (the “Option Cancellation Agreement”) pursuant to which Mr. John Dickey’s options to purchase up to 200,000 shares of the Company’s Class A common stock, which would have vested upon his departure from the Company as described in Item 5.02 of this Form 8-K, were canceled in exchange for a make-whole payment. The options are currently out of the money.

The foregoing descriptions of the Award Certificates Amendment and the Option Cancellation Agreement are qualified in their entirety by reference to the full texts thereof, which are filed herewith as Exhibits 10.2 and 10.3, respectively.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Form of Employment Agreement.
10.2	Award Certificates Amendment dated as of September 29, 2015.
10.3	Option Cancellation Agreement dated as of September 29, 2015.
99.1	Press release dated September 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

	By:	/s/ Joseph P. Hannan
Joseph P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
Date: September 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Employment Agreement.
10.2	Award Certificates Amendment dated as of September 29, 2015.
10.3	Option Cancellation Agreement dated as of September 29, 2015.
99.1	Press release dated September 29, 2015.